EXHIBIT 99.1

[LOGO OF CIPHERGEN]                             Ciphergen Biosystems, Inc.
                                                6611 Dumbarton Circle
                                                Fremont, California 94555
                                                Toll-free: +1 888 864 3770
                                                Tel: +1 510 505 2100
                                                Fax: +1 510 505 2101
                                                www.ciphergen.com

                                  PRESS RELEASE

           CIPHERGEN REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS AND
                      PROVIDES UPDATE ON BUSINESS PROGRESS

                   -- Conference Call Today at 10 a.m. EST --

FREMONT, CALIF., NOVEMBER 7, 2006 -- Ciphergen Biosystems, Inc. (Nasdaq: CIPH) today announced financial results for its third quarter and nine months ended September 30, 2006.

THIRD QUARTER AND NINE-MONTH 2006 FINANCIAL RESULTS

The Company reported net revenue of $4.7 million in the third quarter of 2006, compared to $7.1 million in the third quarter of 2005. Total operating expenses for the third quarter of 2006 were $8.7 million compared to $10.7 million in the same period last year. Net loss declined to $7.0 million in the third quarter of 2006, compared to $7.5 million in the third quarter of 2005.

Revenue for the first nine months of 2006 was $17.0 million compared to $20.6 million in the first nine months of 2005. For the nine months ended September 30, 2006, the net loss was $20.2 million, compared to $26.2 million in the same period in 2005.

At September 30, 2006, the Company's cash and investments were $15.0 million, compared to $20.6 million at June 30, 2006.

Ciphergen believes that its third quarter financials will reflect the last full quarter of revenue from the life science research business which included sales of the ProteinChip(R) arrays and SELDI instruments as well as biomarker development services. Going forward the Company does not anticipate having significant revenue until its diagnostic tests are commercialized. Operating expenses are expected to be substantially reduced in the fourth quarter of 2006 given the reduction of employees to approximately 50 persons. After the sale of the assets comprising its life science research business to Bio-Rad Laboratories, Inc. is completed, Ciphergen estimates that cash used for operations will be approximately $4 million to $5 million per quarter, and believes that there are sufficient cash resources to fund operations.

"We are intent on building a molecular diagnostics business that can change how physicians determine the best treatment for their patients. We believe that this business model will provide long-term growth and sustained value to our shareholders," said Gail S. Page, President and CEO of Ciphergen.

UPCOMING MILESTONES AND RECENT ACCOMPLISHMENTS

"Over the next twelve months we look forward to accomplishing several milestones that will establish Ciphergen as a leader in personalized medicine. Our diagnostic program in ovarian cancer continues to make excellent progress, and we anticipate our first test will be used as an adjunct to other diagnostic methods to help physicians in the differential diagnosis of a persistent pelvic mass. Our strategy includes multiple pathways to commercialization. We are optimistic that the medical community will have access to a version of our diagnostic as a laboratory developed test from Quest Diagnostics. Concurrently, we anticipate submitting the results of our prospective clinical trial to the U.S. Food and Drug Administration (FDA) by the second half of 2007. In addition, we plan to commercialize this test internationally," continued Ms. Page.

o    Corporate Transformation

        - Received stockholder approval to sell the life science research business to Bio-Rad Laboratories for up to $20 million. Bio-Rad also will make a $3 million equity investment in Ciphergen.

        - Entered agreements to exchange $27.5 million of outstanding 4.50% Convertible Senior Notes for new Convertible Senior Notes and $11.0 million cash. These transactions are contingent on the completion of the sale of the life science research business to Bio-Rad Laboratories, Inc.

o    Ovarian Cancer Diagnostic Progress

        -    Presented data at the International Gynecologic Cancer Society
             (IGCS) Biennial Meeting in October, supporting the use of our protein biomarker panel to discriminate women with ovarian cancer from women with benign pelvic disease. Data were also presented describing the use of protein biomarkers to help predict survival in patients with ovarian cancer.

        - Published a study in the September issue of Cancer, Epidemiology, Biomarkers & Prevention validating the use of Ciphergen's protein biomarkers to discriminate women with ovarian cancer from women with benign ovarian tumors and other non-gynecologic diseases.

o    Management Appointment

        - Debra A. Young was appointed Vice President and Chief Financial Officer of the Company.

o    New Collaboration

        - Signed a collaboration agreement with Ohio State University for an enzymatic assay to diagnose thrombotic thrombocytopenic purpura (TTP), a hematologic disorder which causes abnormal clotting and a decrease in platelets.

CONFERENCE CALL

A conference call and webcast will be held on today at 10:00 a.m. EST to discuss the third quarter results and provide an update on business developments. To listen to the live webcast of the conference call, please visit the "Investors" section of the www.ciphergen.com web site. A telephonic replay of the conference call will be available two hours after the call and will be available until Tuesday, November 21, 2006. The replay number for domestic callers is 1-800-633-8284 and for international callers + 1 402-977-9140. The reservation number for both domestic and international callers is 21308074. In addition, an archived webcast of the conference call will be available under the "Investors" section of the company's website at www.ciphergen.com.

ABOUT CIPHERGEN

Ciphergen Biosystems, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Ciphergen, along with its prestigious scientific collaborators, has ongoing diagnostic programs in oncology/hematology, cardiology and women's health with an initial focus in ovarian cancer. Based in Fremont, California, more information about Ciphergen can be found on the Web at http://www.ciphergen.com.

SAFE HARBOR STATEMENT

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements. For purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"), Ciphergen disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such forward-looking statements include statements regarding Ciphergen's plans to build a molecular diagnostics company that will provide long-term growth and shareholder value, the Company's expectations regarding its ovarian cancer diagnostics test, including the expected timing of FDA submissions and its international commercialization plans, the closing of the Bio-Rad transaction and the expected revenues, expenses and cash usage of the Company following the closing of the Bio-Rad transaction. Actual results may differ materially from those projected in such forward-looking statements due to various factors, including the risk that Ciphergen is unable to successfully utilize resources and execute plans for its molecular diagnostics business. Investors should consult Ciphergen's filings with the Securities and Exchange Commission, including its Form 10-Q filed August 16, 2006 and proxy statement filed September 28, 2006, for further information regarding these and other risks related to the Company's business.

NOTE: Ciphergen is a registered trademark of Ciphergen Biosystems, Inc.

                             ~financials to follow~
                                      # # #

                           Ciphergen Biosystems, Inc.
            Unaudited Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)

                                                                  Three Months Ended          Nine Months Ended
                                                                    September 30,               September 30
                                                               ------------------------    ------------------------
                                                                  2006          2005          2006          2005
                                                               ----------    ----------    ----------    ----------
Revenue                                                        $    4,662    $    7,056    $   16,999    $   20,645

Cost of revenue                                                     2,480         3,349         8,832        10,067
                                                               ----------    ----------    ----------    ----------
Gross profit                                                        2,182         3,707         8,167        10,578
                                                               ----------    ----------    ----------    ----------
Operating expenses:
  Research and development                                          2,914         3,098         8,780        10,231
  Sales and marketing                                               3,203         4,136        10,651        14,201
  General and administrative                                        2,542         3,482         7,550        10,728
                                                               ----------    ----------    ----------    ----------
     Total operating expenses                                       8,659        10,716        26,981        35,160
                                                               ----------    ----------    ----------    ----------

Loss from continuing operations                                    (6,477)       (7,009)      (18,814)      (24,582)

Interest and other income (expense), net                             (519)         (503)       (1,211)       (1,451)
                                                               ----------    ----------    ----------    ----------
Loss from continuing operations before income taxes                (6,996)       (7,512)      (20,025)      (26,033)
Income tax provision (benefit) from continuing operations              20           (36)          190           103
                                                               ----------    ----------    ----------    ----------

Net loss from continuing operations                                (7,016)       (7,476)      (20,215)      (26,136)
                                                               ----------    ----------    ----------    ----------
Loss from sale of discontinued operations, net of tax                                               -           (67)
                                                               ----------    ----------    ----------    ----------

Net loss                                                       $   (7,016)   $   (7,476)   $  (20,215)   $  (26,203)
                                                               ==========    ==========    ==========    ==========

Basic and diluted net loss per share                           $    (0.19)   $    (0.23)   $    (0.56)   $    (0.84)
                                                               ==========    ==========    ==========    ==========
Shares used in computing basic and diluted
  net loss per share                                               36,075        32,282        36,042        31,328
                                                               ==========    ==========    ==========    ==========

                           Ciphergen Biosystems, Inc.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                            September 30,    December 31,
                                                                2006            2005 (1)
                                                            -------------    -------------
ASSETS
Currents assets:
     Cash and cash equivalents                              $      15,024    $      25,738
     Short term investment                                              -            2,240
     Accounts receivable                                            3,985            5,828
     Inventory                                                      4,255            5,594
     Prepaids and other current assets                              2,526            1,746
                                                            -------------    -------------
         Total current assets                                      25,790           41,146

Property, plant and equipment, net                                  5,435            7,320
Goodwill and other intabgible assets, net                           1,932            2,493
Other long term assets                                              1,486            1,852
                                                            -------------    -------------
         Total assets                                       $      34,643    $      52,811
                                                            =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                       $       2,223    $       3,188
     Accrued liabilities                                            4,934            6,298
     Current portion of deferred revenue                            3,569            4,132
     Current portion of capital lease obligations                      12               21
     Current portion of long term debt                                  -              377
                                                            -------------    -------------
         Total current liabilities                                 10,738           14,016

Deferred revenue, net of current portion                              320              508
Capital lease obligations, net of current portion                       3               28
Long term debt owed to related party                                6,250            2,500
Convertible senior notes, net of discount                          28,986           28,586
Other long term liabilities                                           470              650
                                                            -------------    -------------
         Total liabilities                                         46,767           46,288
                                                            -------------    -------------
Stockholders equity:
     Common stock                                                      36               36
     Additional paid in capital                                   203,925          202,485
     Accumulated other comprehensive loss                             (76)            (204)
     Accumulated deficit                                         (216,009)        (195,794)
                                                            -------------    -------------
         Total stockholders' equity                               (12,124)           6,523
                                                            -------------    -------------
         Total liabilities and stockholders' equity         $      34,643    $      52,811
                                                            =============    =============

(1) The condensed consolidated balance sheet at December 31, 2005 has been derived from the audited consolidated financial statements at that date included in the Company's Form 10-K for the fiscal year ended December 31, 2005.

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